Exhibit 4.6

                   CERTIFICATE OF DESIGNATIONS
                               OF
                 5 % CONVERTIBLE PREFERRED STOCK
                               OF
                     McMoRan EXPLORATION CO.

                 (Pursuant to Section 151 of the
        General Corporation Law of the State of Delaware)


     McMoRan Exploration Co., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to authority vested in the Board of Directors of the Corporation by its Amended and Restated Certificate of Incorporation ("Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has created a series of preferred stock, par value $0.01 per share, with the following designations, amounts, powers, preferences, qualifications, limitations, restrictions and other rights:

     1. Designation and Amount. A series of preferred stock is hereby designated as the "5% Convertible Preferred Stock" (the "Convertible Preferred Stock"), and the number of shares of such series shall be 1,610,000. Such number of shares may be decreased by resolution of the Board of Directors; provided, however, that no such decrease shall reduce the number of authorized shares of the Convertible Preferred Stock to a number less than the number of shares of the Convertible Preferred Stock then issued and outstanding.

      2. Ranking. The Convertible Preferred Stock shall, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, rank (a) senior to all Junior Stock, (b) on parity with all Parity Stock and (c) junior to all Senior Stock.

      3.   Liquidation Rights.

   (a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall, after payment or provision for payment of the Corporation's debts and other liabilities and subject to the rights of any holders of Senior Stock, be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders the Accreted Liquidation Preference for each outstanding share of the Convertible
Preferred Stock held by such Holder, in preference to the holders of, and before any payment or distribution is made on (or any setting apart for any payment or distribution), any Junior Stock. After the payment to the Holders of the Accreted Liquidation Preference for each outstanding share of the Convertible
Preferred Stock, the Holders shall not be entitled to convert any share of the Convertible Preferred Stock into Common Stock and shall not be entitled to any further participation in distributions of, and shall have no right or claim to, any of the remaining assets of the Corporation in respect of the shares of the Convertible Preferred Stock.

   (b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, other securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, for the purposes of this
Section 3.

  (c) In the event the assets of the Corporation legally available for distribution to the Holders upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 3(a), no such distribution shall be made on account of any shares of Parity
Stock upon such liquidation, winding-up or dissolution unless proportionate distributable amounts shall be paid with equal priority on account of the Convertible Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

     4.   Voting.

  (a) The shares of the Convertible Preferred Stock shall have no voting rights except as set forth in Section 4(b) and 4(c) or as otherwise required by Delaware law from time to time. In exercising the voting rights set forth in Section 4(b) and 4(c), each Holder shall be entitled to one vote for each share of the Convertible Preferred Stock held by such Holder.

  (b) So long as any shares of the Convertible Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the Holders (voting separately as one class) of at least 66 2/3 percent of the outstanding shares of the Convertible Preferred Stock, unless a greater percentage shall then be required by law, authorize, increase the authorized amount of, reclassify any authorized capital stock or the Corporation into, or issue, any shares of any class or series of Senior Stock (or any security convertible into or exchangeable or exercisable for Senior Stock), or adopt amendments to the Certificate of Incorporation, including this Certificate of Designations, or the by-laws of the Corporation, that would materially and adversely affect the existing terms of the Convertible Preferred Stock. Notwithstanding the foregoing, except as otherwise required by law, the Corporation may, without the consent of any Holder, authorize, increase the authorized amount of, or issue shares of Parity Stock or Junior Stock, and in taking such actions the Corporation shall not be deemed to have materially and adversely affected the existing terms of the Convertible Preferred Stock.

  (c) (i) If, for each of six Dividend Periods, whether or not consecutive, the Corporation fails to pay in cash the full dividend amount payable to the Holders with respect to such Dividend Period pursuant to Sections 5(a) and 5(b), then the Holders, voting separately as a class with the holders of shares of any Parity Stock then entitled to similar voting rights that are exercisable (collectively, the "Voting Rights Class"), will be entitled at the next regular or special meeting of stockholders of the Corporation to elect two additional directors of the Corporation. Effective immediately prior to the election of such additional directors, the number of directors that compose the Board of Directors shall be increased by two directors.

     (ii) Such voting rights may be exercised at any special meeting held for such purpose of the holders of the shares of the Voting Rights Class, which may be called in accordance with the Corporation's by-laws or as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all Accrued Dividends have been paid in full, such time as all of the outstanding shares of the Convertible Preferred
Stock have been converted or redeemed, or the liquidation, winding-up or dissolution of the Corporation, whichever is earliest, at which time such voting rights pursuant to this
Section 4(c) shall automatically terminate. Immediately upon termination of the voting rights of the Voting Rights Class, the term of office of the directors so elected shall terminate.

    (iii) At any time when such voting rights shall have vested in the holders of shares of the Voting Rights Class, and upon written request of holders of shares representing at least twenty-five percent (25%) of the voting power of the shares then outstanding of the Voting Rights Class, addressed to the Secretary of the Corporation, the Secretary of the Corporation shall call a special meeting of the holders of shares of the Voting Rights Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 4(c)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 4(c) shall be held at such annual meeting of stockholders.

    (iv) At any meeting held for the purpose of electing directors at which the holders of shares of the Voting Rights Class shall have the right to elect two directors as provided in this Section
4(c), the presence in person or by proxy of holders of shares representing more than fifty percent (50%) of the voting power of the shares then outstanding of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of two directors by such class. The director candidates that receive the highest number of affirmative votes of the outstanding shares of the Voting Rights Class will be elected.

    (v) Any director elected pursuant to the voting rights set forth in this Section 4(c) shall hold office until the next annual meeting of stockholders (or his or her earlier death, resignation or removal), unless such term has previously automatically terminated pursuant to Section 4(c)(ii) and any vacancy in respect of any such director shall be filled only by the holders of shares of the Voting Rights Class at a special meeting called in accordance with the procedures set forth in this Section 4(c), or, if no such special meeting is called, at the next annual meeting of stockholders. The holders of shares of the Voting
Rights Class shall be entitled to remove any director elected pursuant to this Section 4(c) without cause at any time and replace such director as provided in this Section 4(c).

     5.   Dividends.

  (a) Subject to the rights of any holders of Senior Stock or Parity Stock, each Holder will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the

Corporation legally available therefor, cumulative cash dividends on each share of the Convertible Preferred Stock at a rate per annum equal to five percent of the Liquidation Preference, or $1.25 per share annually, payable quarterly in arrears on each Dividend Payment Date, to the Holders at the close of business on the Record Date immediately preceding the relevant Dividend Payment Date.

  (b) Dividends on the outstanding shares of the Convertible Preferred Stock will be cumulative from the most recent Dividend Payment Date or, in the case of the dividend payable on September 30, 2002, from the Issue Date (each such period, a "Dividend Period"). Dividends shall accrue on a day-to-day basis, whether or not earned or declared, from and after the Issue Date. Dividends payable on the Convertible Preferred Stock with respect to any period other than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, payment of dividends shall be made on the next succeeding Business Day. Accrued Dividends shall not bear interest and Holders shall not be entitled to any dividends on the Convertible Preferred Stock in excess of full cumulative dividends.

  (c) In the event that the Board of Directors declares a dividend with respect to a Dividend Period in an amount less than the full amount payable to the Holders with respect to such Dividend
Period pursuant to Sections 5(a) and 5(b), such partial dividend shall be distributed to the Holders on a pro rata basis with respect to the outstanding shares of the Convertible Preferred Stock.

  (d) No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of the Convertible Preferred Stock.

  (e) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Corporation (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless full Accrued Dividends shall have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Convertible Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Convertible Preferred Stock and any Parity Stock, dividends may be declared and paid on the Convertible Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Convertible Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends on the shares of the Convertible Preferred Stock and such other Parity Stock bear to each other.

  (f) If the Board of Directors declares a dividend with respect to a Dividend Period, the Holders at the close of business on the applicable Record Date will be entitled to receive the dividend payment on shares of the Convertible Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion thereof subsequent to such Record Date or the Corporation's default in payment of the dividend due on that Dividend Payment Date. However, shares of the Convertible Preferred Stock surrendered for conversion during the period between the close of business on any Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount in cash equal to the cash dividend amount payable on that Dividend Payment Date on the shares of the Convertible Preferred Stock surrendered for conversion. A Holder on a Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date will receive any dividend payable by the Corporation on such tendered shares of the Convertible Preferred Stock on that date, and the converting Holder need not include payment in the amount of such dividend upon surrender of shares of the Convertible Preferred Stock for conversion. Except as provided in this Section 5(f) with respect to a voluntary conversion pursuant to Section 6, the Corporation shall make no payment or allowance for Accrued Dividends on converted shares of the Convertible Preferred Stock or for dividends on the shares of Common Stock issued upon conversion.

     6.   Voluntary Conversion.

  (a) Each Holder shall have the right, at the Holder's option, exercisable at any time from the Issue Date, to convert, subject to the terms and provisions of this Certificate of Designations, each share of the Convertible Preferred Stock into such whole number of shares of Common Stock equal to (1) the Liquidation Preference divided by (2) the Conversion Price.

  (b) The conversion right of a Holder shall be exercised by the Holder by the delivery to the Corporation at any time during usual business hours at the Corporation's principal place of business or the offices of the Transfer Agent of a written notice to the Corporation, in substantially the form set forth on the reverse of the certificate representing the shares, that the Holder elects to convert the number of its shares of the Convertible Preferred Stock specified in such notice. If the shares of the Convertible Preferred Stock that the Holder wishes to convert are represented by one or more physical certificates, the Holder shall be required to surrender such physical certificate or certificates to the Corporation or the Transfer Agent (properly endorsed or assigned for transfer, if the Corporation shall so require). The shares of Common Stock and cash in lieu of any fractional share due to such Holder surrendering physical certificates shall be delivered to the Holder and each surrendered physical certificate shall be canceled and retired. Immediately prior to the close of business on the date of receipt by the Corporation or its duly appointed Transfer Agent of notice of conversion of shares of the Convertible Preferred Stock, each converting Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder's shares of the Convertible Preferred Stock, notwithstanding that the share register of the Corporation shall then be closed or that, if applicable, physical certificates representing such Common Stock shall not then be actually delivered to such Holder. On the date of any conversion, all rights of any Holder with respect to the shares of the Convertible Preferred Stock so converted, including the rights, if any, to receive distributions of the Corporation's assets (including, but not limited to, the Liquidation Preference) or notices from the Corporation, will terminate, except only for the rights of any such Holder to (i) receive physical certificates (if applicable) for the number of whole shares of Common Stock into which such shares of the Convertible Preferred Stock have been converted and cash in lieu of any fractional share as provided in Section 7, and (ii) exercise the rights to which he, she or it is entitled as a holder of Common Stock into which such shares of the Convertible Preferred Stock have been converted.

     7. No Fractional Shares. No fractional shares or securities representing fractional shares of Common Stock shall be issued upon any conversion or repurchase (as set forth in Section 12) of any shares of the Convertible Preferred Stock pursuant to this Certificate of Designations. If more than one share of the Convertible Preferred Stock held by the same Holder shall be subject to conversion or repurchase at one time, the number of full shares of Common Stock issuable upon the conversion or repurchase thereof shall be computed on the basis of the aggregate Liquidation Preference of all of such shares of the Convertible Preferred Stock as of the conversion or repurchase date. If the conversion or repurchase of any share or shares of the Convertible Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported sale price of the Common Stock on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) at the close of business on the Trading Day next preceding the conversion or repurchase date shall be paid to such Holder in cash by the Corporation.

     8. Adjustments to Conversion Price. The Conversion Price shall be subject to adjustment as follows:

 (a)  In case the Corporation shall at any time:

    (i) pay a dividend (or other distribution) payable in shares of Common Stock on Common Stock;

    (ii) subdivide the outstanding shares of Common Stock into a larger number of shares;

    (iii) combine the outstanding shares of Common Stock into a smaller number of shares; or

    (iv) pay a dividend or make a distribution to all holders of shares of Common Stock (other than a distribution subject to Section 8(b)) pursuant to a stockholder rights plan, "poison pill" or similar arrangement;

then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the Holder of shares of the Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of the Convertible Preferred Stock been converted into shares of Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 8(a) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or
(y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

 (b) In case the Corporation shall issue rights, warrants or options to all holders of Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the Market Value on the record date mentioned below, then the Conversion Price shall be adjusted to a price, computed to the nearest cent, determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which

    (i) the numerator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or options, immediately prior to such issuance, plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Market Value (determined by multiplying such total number of shares by the exercise price of such rights, warrants or options and dividing the product by such Market Value), and of which

    (ii) the denominator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights warrants or options, immediately prior to such issuance, plus (B) the number of additional shares of Common Stock that are so offered for subscription or purchase.

Such adjustment shall become effective immediately after the record date for the determination of holders entitled to receive such rights, warrants or options.

 (c)  In case the Corporation shall at any time:

   (i) distribute to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in Section 8(a) above, or cash distributed upon a merger or consolidation to which Section 8(i) below applies), that, when combined together with (x) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (y) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Corporation or any of its subsidiaries for shares of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 8 has been made, in the aggregate exceeds 15 percent of the Corporation's market capitalization (defined as the product of the Market Value for the period ending on the record date of such distribution times the number of shares of Common Stock outstanding on such record date) on the record date of such distribution;

   (ii) complete a tender or exchange offer by the Corporation or any of its subsidiaries for shares of Common Stock that involves an aggregate consideration that, together with (A) any cash and other consideration payable in a tender or exchange offer by the Corporation or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 8 has been made and (B) the aggregate amount of any such all-cash distributions referred to in Section 8(c)(i) to all holders of shares of Common Stock within the then-preceding 12 months in respect of which no adjustments have been made, exceeds 15 percent of the Corporation's market capitalization (as defined in Section 8(c)(i)) on the expiration of such tender offer; or

  (iii) distribute to all holders of its Common Stock consisting of evidences of indebtedness, shares of its Capital Stock other than Common Stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in Section 8(b) above or this Section 8(c)), then, and in each such case, the Conversion Price shall be adjusted to a price computed to the nearest cent, determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution or completion of such tender or exchange offer, as the case may be, by a fraction of which

      (A) the numerator shall be such Market Value less the then fair market value (as determined by the Board of Directors of the Corporation whose determination shall be conclusive evidence of such fair market price) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer, applicable to one share of Common Stock (but such numerator shall not be less than one); and of which

      (B) the denominator shall be the Market Value for the period ending on the record date for the determination of stockholders entitled to receive such distribution, or, if such adjustment is made upon the completion of a tender or exchange offer, on the payment date for such offer.

provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the Holder would otherwise be entitled to receive such rights upon conversion at any time of shares of the Convertible Preferred Stock into shares of Common Stock unless such rights are subsequently redeemed by the Corporation, in which case such redemption shall be treated for purposes of this
Section 8(c) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

 (d) In the case the Corporation at any time shall take any action affecting its Common Stock (it being understood that the issuance or sale of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) to any Person at a price per share less than the Conversion Price then in effect shall not be deemed such an action), other than an action described in any of Sections 8(a), 8(b), 8(c) or 8(i), then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Transfer Agent and the Holders along with the Officers' Certificate described in Section 8(h)).

  (e) Notwithstanding anything herein to the contrary, no adjustment under this Section 8 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent of such Conversion Price.

  (f) The Corporation reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Corporation elects to make such a reduction in the Conversion Price, the Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

  (g) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

  (h) Upon any increase or decrease in the Conversion Price pursuant to this Section 8, the Corporation promptly shall deliver to the Transfer Agent and each Holder an Officers' Certificate describing in reasonable detail the event requiring the increase or decrease in the Conversion Price and the method of calculation thereof and specifying the increased or decreased Conversion Price in effect following such adjustment, and attaching and certifying the resolution of the Board of Directors pursuant to Section 8(d)(if applicable).

  (i) Subject to the provisions of Section 12, in the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the event of any consolidation or merger of the Corporation with or into another Person or any merger of another Person with or into the Corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding
Common Stock), or in the event of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (computed on a consolidated basis) (any of the foregoing, a "Transaction"), each share of the Convertible Preferred Stock then outstanding shall, without the consent of any Holder, become convertible at any time, at the option of the Holder thereof, only into the kind and amount of securities (of the Corporation or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of the Convertible Preferred Stock could have been converted immediately prior to such Transaction, after giving effect to any adjustment event.

The provisions of this Section 8(i) and any equivalent thereof in any such securities similarly shall apply to successive
Transactions. The provisions of this Section 8(i) shall be the sole right of the Holders in connection with any Transaction and such Holders shall have no separate vote thereon.

  (j) For purposes of this Section 8, the number of shares of Common Stock at any time outstanding shall not include shares held in treasury of the Corporation. The Corporation shall not pay any dividend or make any distribution on Common Stock held in treasury of the Corporation.

     9.   Optional Redemption.

  (a) Shares of the Convertible Preferred Stock may be redeemed for cash, in whole or in part, at the option of the Corporation, on or after June 30, 2007, or in whole at the option of the Corporation if less than 140,000 shares of the Convertible Preferred Stock are outstanding at any time (such date of optional redemption, the "Optional Redemption Date"), at the redemption prices set forth in the table below, in each case, together with Accrued Dividends (the "Optional Redemption Price"), subject to adjustment as provided in subsection (b) below. If the Optional Redemption Date is prior to June 30, 2008, the redemption price shall be $25.6250 per share. On or after June 30, 2008, the redemption prices shall be as follows for shares of Convertible Preferred Stock redeemed pursuant to this Section 9 during the twelve-month period beginning on June 30 of the years indicated:

                                   Redemption
                      Year            Price
                    --------       ------------
                      2008            25.4688
                      2009            25.3125
                      2010            25.1563
                    2011 and          25.0000
                   thereafter


  (b) If the Optional Redemption Date falls after a Record Date and before the related Dividend Payment Date, then the Holders at the close of business on that Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date. If the Optional Redemption Date falls before the Record Date, then the Holders shall be entitled to receive a prorated dividend for the partial Dividend Period to, but excluding, the Optional Redemption Date.

  (c) Unless the Corporation defaults in the payment of the Optional Redemption Price, the right of the Holders with respect to shares of the Convertible Preferred Stock called for redemption to convert such shares into Common Stock pursuant to
Section 6 shall terminate at the close of business on the Business Day preceding the Optional Redemption Date, dividends on such shares shall cease to be payable on and after the Optional Redemption Date, and all other rights of the Holders as stockholders of the Corporation with respect to such shares shall terminate on the Optional Redemption Date, except the right to receive the Optional Redemption Price.

  (d) No such optional redemption may be authorized or made unless, prior to giving the Optional Redemption Notice, all Accrued Dividends for the periods ended prior to the date of such Redemption Notice shall have been paid in cash.

  (e) In the event that fewer than all the outstanding shares of Convertible Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot, as determined by the Corporation.

     10.  Mandatory Redemption.

  (a) On but not before June 30, 2012 (the "Mandatory Redemption Date"), the Corporation shall be required to redeem, subject to the legal availability of funds therefor, all outstanding shares of the Convertible Preferred Stock at a price in cash equal to the Accreted Liquidation Preference. The Corporation shall take all actions required or permitted under the laws of the State of Delaware to permit such mandatory redemption.

  (b) Unless the Corporation defaults in the payment of the mandatory redemption price specified in Section 10(a), the right of the Holders to convert shares of the Convertible Preferred Stock into Common Stock pursuant to Section 6 shall terminate at the close of business on the Business Day preceding the Mandatory Redemption Date, dividends on the Convertible Preferred Stock will cease to be payable on and after the Mandatory Redemption Date and all other rights of the Holders shall terminate on the Mandatory Redemption Date except for the right to receive the mandatory redemption price.

     11. Redemption Notice. The Corporation will furnish written notice of any optional or mandatory redemption by issuing a press release for publication, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Convertible Preferred Stock or the Common Stock is then listed or traded, and in any case by mail to each Holder or by publication (with subsequent prompt notice by mail to each Holder), at least 30 days but not more than 90 days in advance of the Redemption Date. In addition to any information required by applicable law or regulation, the press release, if any, and the notice of the redemption shall state, as appropriate:

   (a)  the Redemption Date;

   (b)  the total number of shares of the Convertible Preferred
Stock to be redeemed;

   (c) the amount of cash for which each outstanding share of Convertible Preferred Stock will be redeemed;

   (d) that dividends, other than Accrued Dividends, on the Convertible Preferred Stock to be redeemed will cease to be payable on the Redemption Date, unless the Corporation defaults in the payment of the redemption price;

   (e) that the right of the Holders to voluntarily convert shares of the Convertible Preferred Stock into Common Stock pursuant to
Section 6 will terminate at the close of business on the Business

Day preceding the Redemption Date, unless the Corporation defaults in the payment of the redemption price;

   (f)  the Conversion Price then in effect; and

   (g) that if any shares of the Convertible Preferred Stock held by any Holder are represented by one or more physical certificates, such Holder must surrender to the Corporation or the Transfer Agent, in the manner and at the place or places designated, such physical certificate or certificates representing the shares of the Convertible Preferred Stock to be redeemed.

     12.  Change of Control.

  (a) If a Change of Control occurs, each Holder shall have the right to require the Corporation to repurchase all or any part of such Holder's shares of the Convertible Preferred Stock, out of legally available funds, at the Change of Control Repurchase Price. For shares of the Convertible Preferred Stock to be repurchased as provided in this Section 12, a Holder must deliver notice to the Transfer Agent, prior to or on the Change of Control Repurchase Date (as defined in subsection (d) below), (the "Repurchase Notice").

  (b) The Corporation may, at its option, elect to pay the Change of Control Repurchase Price in cash or in shares of Common Stock. If the Corporation elects to pay the Change of Control Repurchase Price in shares of Common Stock, the number of shares of Common Stock a Holder will receive will equal, per share of the Convertible Preferred Stock to be repurchased, the Change of Control Repurchase Price divided by 95 percent of the Market
Value for the period ending on the third Trading Day prior to the Change of Control Repurchase Date, plus cash in lieu of any fractional share of Common Stock as provided in Section 7; provided that the Corporation may pay the Change of Control Repurchase Price in shares of Common Stock only if the following conditions are met:

       (i) such shares of Common Stock shall be duly authorized, validly issued, fully paid and nonassessable;

       (ii) the Corporation shall have listed such shares of Common Stock on the principal United States securities exchange on which the Common Stock is then listed or, if not so listed, on The
Nasdaq National Market;

       (iii) the Corporation shall have registered such shares of Common Stock under the Securities Act and the Exchange Act, if required; and

       (iv) the Corporation shall have obtained any necessary qualification or registration under applicable state securities law or an exemption from such qualification and registration shall be available.

If the foregoing conditions are not satisfied with respect to a Holder prior to the close of business on the Change of Control Repurchase Date, the Corporation shall pay the Change of Control Repurchase Price to such Holder entirely in cash. Except as described in the preceding sentence, the Corporation shall not change the form of consideration to be paid for tendered shares of the Convertible Preferred Stock once the Change of Control Notice (as defined in subsection (d) below) has been given to Holders.

  (c) Upon any repurchase pursuant to this Section 12, the Corporation shall pay any Accrued Dividends for any Dividend Period ending prior to the Change of Control Repurchase Date. If the Change of Control Repurchase Date falls after a Record Date and before the related Dividend Payment Date, then the Holders at the close of business on that Record Date will be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date. If the Change of Control Repurchase Date falls before a Record Date, then the Holders shall be entitled to receive a prorated dividend for the partial Dividend Period to, but excluding, the Change of Control Repurchase Date.
(d) Within 30 days following any Change of Control, the Corporation shall mail a notice to each Holder, with a copy to the Transfer Agent (the "Change of Control Notice"), stating:

      (i) that a Change of Control has occurred, the date of the Change of Control, and a brief description of the events causing the Change of Control;

      (ii) the date by which the Repurchase Notice must be delivered to the Transfer Agent, which date shall be 45 days after the date of the Change of Control Notice (the "Change of Control Repurchase
Date");

      (iii) that shares of the Convertible Preferred Stock as to which a Repurchase Notice has been given may be converted into Common Stock pursuant to Section 6 of this Certificate of Designations only if the Repurchase Notice has been properly withdrawn;

       (iv) the Conversion Price then in effect;

       (v)  the procedures for withdrawing a Repurchase Notice;

       (vi) the Change of Control Repurchase Price and whether the Change of Control Repurchase Price will be payable in cash or Common Stock;

       (vii) the name, address, and telephone number of the Transfer
Agent; and

       (viii) the instructions and procedures determined by the Corporation that a Holder must follow in order to have its shares of the Convertible Preferred Stock repurchased.

  (e) The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the redemption of the Convertible Preferred Stock as a result of a Change of Control with respect to the Corporation. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this Section 12, the Corporation shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section 12.

  (f) On the Change of Control Repurchase Date set forth in the Repurchase Notice, the Corporation will, to the extent lawful,
(i) notify the Transfer Agent in writing that the Corporation intends to repurchase all shares of the Convertible Preferred Stock properly tendered to the Transfer Agent; and (ii) deposit with the Transfer Agent an amount equal to the aggregate Change of Control Repurchase Price of the shares of Convertible Preferred Stock so tendered. The Transfer Agent shall promptly mail or deliver to each Holder of shares of the Convertible Preferred Stock so tendered the applicable payment for those shares of Convertible Preferred Stock, and the Transfer Agent shall promptly countersign and mail or deliver to each Holder certificates representing, or cause to be transferred by book-entry to each Holder, new shares of the Convertible Preferred Stock equal in aggregate Accreted Liquidation Preference to any unredeemed portion of the shares of the Convertible Preferred Stock surrendered, if any. The Corporation shall publicly announce the results of its offer on or as soon as practicable after the Change of Control Repurchase Date for the repurchase of shares of the Convertible Preferred Stock in connection with a Change of Control.

  (g) The Corporation shall not be required to redeem any shares of the Convertible Preferred Stock upon the occurrence of a Change of Control if a third party makes an offer to purchase the Convertible Preferred Stock in the manner, for the amount, at the times and otherwise in compliance with the requirements described in this Section 12 and purchases all shares of Convertible Preferred Stock validly tendered and not withdrawn.

  (h) The right of the Holders of shares of Convertible Preferred Stock described in this Section 12 will be subject to (i) the Corporation's obligation to repay or repurchase all of its debt obligations or Convertible Preferred Stock required to be repurchased or repaid in connection with a transaction or event that constitutes a Change of Control; and (ii) any contractual restrictions contained in the Corporation's indebtedness. When the Corporation shall have satisfied these obligations or these obligations are no longer applicable to the Corporation and, subject to the legal availability of funds for this purpose, the Corporation shall then redeem all shares of Convertible Preferred Stock tendered for purchase by the Corporation upon a Change of Control pursuant to this Section 12.

     13.  Consolidation, Merger and Sale of Assets.

  (a) The Corporation, without the consent of any Holder, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation; provided, however, that:

     (i) subject to the provisions of Section 12, the shares of the Convertible Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, that the shares of the Convertible Preferred Stock had immediately prior to such transaction; and

     (ii) the Corporation delivers to the Transfer Agent an Officers' Certificate and an Opinion of Counsel stating that such transaction complies with this Certificate of Designations.

  (b) Upon any consolidation by the Corporation with, or merger by the Corporation into, any other person or any conveyance, transfer or lease of all or substantially all the assets of the Corporation as described in Section 13(a), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the shares of the Convertible Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the shares of the Convertible Preferred Stock.

     14.  Other Provisions.

  (a) With respect to any notice to a Holder required to be provided hereunder, such notice shall be mailed to the registered address of such Holder, and neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any mandatory redemption, mandatory conversion, distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action, or the vote upon any action with respect to which the Holders are entitled to vote. All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

  (b) The shares of the Convertible Preferred Stock shall be issuable, convertible and redeemable only in whole shares.

  (c) The Liquidation Preference and the annual dividend rate set forth in Section 5(a) shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving shares of the Convertible Preferred Stock. Such adjustments shall be made in such manner and at such time as the Board of Directors of the Corporation in good faith determines to be equitable in the circumstances, any such determination to be evidenced in a resolution. Upon any such equitable adjustment, the Corporation shall promptly deliver to the Transfer Agent and each Holder an Officers' Certificate attaching and certifying the resolution of the Board of Directors, describing in reasonable detail the event requiring the adjustment and the method of calculation thereof and specifying the increased or decreased Liquidation Preference or annual dividend rate in effect following such adjustment.

  (d) Shares of the Convertible Preferred Stock issued and reacquired shall be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Corporation be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, except that any issuance or reissuance of shares of the Convertible Preferred Stock must be in compliance with this Certificate of Designations.

  (e) The Corporation covenants that it shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversion of shares of the Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Convertible Preferred Stock not theretofore converted.
For purposes of this Section 14(e), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of the Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder. The Corporation shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of the Convertible Preferred Stock not theretofore converted.

  (f) The Corporation covenants that any shares of Common Stock issued upon conversion of or in payment of any dividend on shares of the Convertible Preferred Stock shall be validly issued, fully paid and nonassessable.

  (g) Prior to the delivery of any shares of Common Stock or other securities that the Corporation shall be obligated to deliver upon conversion of shares of the Convertible Preferred Stock or the delivery of any shares of Common Stock in payment of any dividend on shares of the Convertible Preferred Stock, the Corporation shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority. Any share of Common
Stock so delivered shall be freely transferable under the Securities Act.

  (h) The Corporation shall list the shares of Common Stock required to be delivered upon conversion of shares of the Convertible Preferred Stock or in payment of any dividend on shares of the Convertible Preferred Stock, prior to such delivery, upon each national securities exchange or quotation system, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

  (i) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of shares of the Convertible Preferred Stock pursuant to the provisions of this Certificate of Designations; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the Holder of the shares of the Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

  (j) The headings of the various sections and subsections of this Certificate of Designations are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designations.

  (k) Whenever possible, each provision of this Certificate of Designations shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designations. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designations would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

  (l) The Holders as such are not entitled to any preemptive or preferential right to purchase or subscribe to any capital stock, obligations, warrants or other securities of the Corporation.

  (m) Except as may otherwise be required by law, the shares of the Convertible Preferred Stock shall not have any powers, designations, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations or the Certificate of Incorporation.

     15. Definitions. As used herein, in addition to those terms otherwise defined herein, the following terms shall have the following meanings:

* "Accreted Liquidation Preference" per share of the Convertible Preferred Stock shall mean, as of any date, the sum of the Liquidation Preference and the Accrued Dividends as of such date.

* "Accrued Dividends" shall mean, with respect to any share of the Convertible Preferred Stock, as of any date, the amount equal to accrued and unpaid dividends from, and including, the Issue Date to, but excluding, the Optional Redemption Date, Mandatory Redemption Date, or the Change of Control Repurchase Date, as the case may be.

* "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

* "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

*    "Change of Control" shall mean any of the following events:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), acquires the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, through a purchase, merger or other acquisition transaction, of 50 percent or more of the total voting power of the Corporation's total outstanding Voting Stock other than an acquisition by the Corporation, any of its subsidiaries or any of its employee benefit plans;

          (b) the Corporation consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Corporation other than:

               (i) any transaction (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Corporation's Capital Stock and (2) pursuant to which holders of the Corporation's Capital Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50 percent or more of the total voting power of all shares of the Corporation's Capital Stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; and

               (ii) any merger solely for the purpose of changing the Corporation's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

          (c) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Corporation's Board of Directors (together with any new directors whose election to such Board of Directors, or whose nomination for election by the Corporation's stockholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority the Corporation's
Board of Directors then in office; or

          (d) the Corporation's stockholders pass a special resolution approving a plan of liquidation or dissolution and no additional approvals of the Corporation's stockholders are required under applicable law to cause a liquidation or dissolution.

* "Change of Control Repurchase Price" shall mean, per share of the Convertible Preferred Stock, the Accreted Liquidation
     Preference.

* "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Corporation is a constituent corporation.

* "Conversion Price" shall mean, initially, $4.81 per share of Common Stock, subject to adjustment from time to time as set forth in Section 8.

*    "Dividend Payment Date" shall mean March 31, June 30,
     September 30 and December 31 of each year, commencing September 30, 2002, or, if any such day is not a Business Day, the next succeeding Business Day.

*    "Dividend Period" shall have the meaning specified in
     Section 5(b).

*    "Exchange Act" shall mean the Securities Exchange Act of
     1934, as amended, and the rules and regulations promulgated thereunder.

* "Holder" shall mean a holder of record of an outstanding share or shares of the Convertible Preferred Stock.

* "Issue Date" shall mean the original date of issuance of shares of the Convertible Preferred Stock.

* "Junior Stock" shall mean the Common Stock, the Series A Participating Cumulative Preferred Stock and each other class of capital stock or series of preferred stock of the Corporation established by the Board of Directors after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Convertible Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

* "Liquidation Preference" shall mean, with respect to each share of the Convertible Preferred Stock, $25.00, subject to equitable adjustment from time to time pursuant to Section 14(c).

* "Market Value" shall mean the average closing price of a share of the Common Stock for a five consecutive Trading Day period on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock).

*    "NYSE" shall mean the New York Stock Exchange, Inc.

* "Officers' Certificate" shall mean a certificate signed by two duly authorized officers of the Corporation.

* "Opinion of Counsel" shall mean a written opinion from legal counsel acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Corporation or the Transfer Agent.

* "Parity Stock" shall mean any class of capital stock or series of preferred stock established by the Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Convertible Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

* "Person" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

*    "Record Date" shall mean, with respect to a Dividend Payment
     Date, the date designated by the Board of Directors with respect to a Dividend Period.

*    "Redemption Date" shall mean the Optional Redemption Date or
     Mandatory Redemption Date, as appropriate.

*    "SEC" shall mean the Securities and Exchange Commission.

* "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

* "Senior Stock" shall mean each class of capital stock or series of preferred stock established by the Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Convertible
     Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

* "Series A Participating Cumulative Preferred Stock" shall mean the 1,000,000 shares of preferred stock of the Corporation designated as the Series A Participating Cumulative Preferred Stock, none of which have been issued as of the date of this Certificate of Designations.

* "Trading Day" shall mean any day on which the Common Stock is traded for any period on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation).

* "Transfer Agent" shall mean Mellon Investor Services LLC, the Corporation's duly appointed transfer agent, registrar, redemption, conversion and dividend disbursing agent for the Convertible Preferred Stock and transfer agent and registrar for any Common Stock issued upon conversion of or in payment of any portion of a dividend on shares of the Convertible Preferred Stock, or any successor duly appointed by the Corporation.

* "Voting Stock" shall mean, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Co-Chairman of the Board, President and Chief Executive Officer and attested by its Assistant Secretary this 20th day of June, 2002.

                                McMoRan EXPLORATION CO.


                                By: /s/   Richard C. Adkerson
                                   -----------------------------------
                                          Richard C. Adkerson
                                       Co-Chairman of the Board,
                                  President and Chief Executive Officer

Attest:


By:/s/ Douglas N. Currault II
   --------------------------
     Douglas N. Currault II
      Assistant Secretary